UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 18, 2010

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement

The description of the amendment to the Credit Agreement under Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03.                              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 18, 2010, Global Partners LP (the “Partnership”), its general partner, its operating company, its operating subsidiaries and GLP Finance Corp. entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), which amended the Amended and Restated Credit Agreement dated May 14, 2010 (the “Credit Agreement”).  The following is a description of the material provisions set forth in the First Amendment:

Proposed Acquisition - The First Amendment recognizes the contemplated acquisition from ExxonMobil Oil Corporation and Exxon Mobil Corporation (collectively, “ExxonMobil”) of certain service station properties and related assets in Massachusetts, New Hampshire and Rhode Island for an aggregate purchase price of not more than $205 million and the assumption of certain environmental liabilities (the “Proposed Acquisition”) pursuant to, and in accordance with, the terms of the Sale and Purchase Agreement dated as of May 14, 2010 by and between ExxonMobil and Global Companies LLC, a wholly owned subsidiary of the Partnership, as the same may be amended (the “Purchase Agreement”).  The Purchase Agreement was filed on August 6, 2010 as Exhibit 10.1 to the Partnership’s Quarterly Report on Form 10-Q.  The Partnership’s obligations under the Credit Agreement are secured by substantially all of the Partnership’s assets and the assets of its operating company and operating subsidiaries.  The Partnership’s obligations under the Credit Agreement as amended will also be secured by the service station properties and related assets acquired upon consummation of the Proposed Acquisition.

The Partnership expects to consummate the Proposed Acquisition in multiple tranches, the first of which is the “Initial Closing.”  The modifications and amendments contemplated by the First Amendment will become effective upon the consummation of the Initial Closing and the satisfaction of additional conditions set forth in the First Amendment (the “First Amendment Effective Date”).

Exercise of Existing Accordion — In connection with the Proposed Acquisition and in accordance with Section 2.13 of the Credit Agreement, the borrowers requested an increase in the revolving credit facility in an amount equal to $200 million for a total credit facility of up to $1.15 billion, and certain lenders under the Credit Agreement have agreed to fund said increase.

Request for Increase (New Accordion) — Provided there exists no Default (as defined in the Credit Agreement), the borrowers may request an additional increase to the revolving credit facility, the working capital revolving credit facility, or both, by up to another $200 million, for a total credit facility of up to $1.35 billion.  Any such request for an increase must be in a minimum amount of $5 million and the revolving credit facility may not be increased by more than $50 million.

Interest Rates for Borrowings — From May 14, 2010 and prior to the First Amendment Effective Date, borrowings under the revolving credit facility bear interest at (1) the Eurodollar rate plus 3.00% to 3.25%, (2) the cost of funds rate plus 3.00% to 3.25%, or (3) the base rate plus 2.00% to 2.25%, each depending on the pricing level provided in the Credit Agreement, which in turn depends upon the Combined Senior Secured Leverage Ratio (as defined in the First Amendment).  From and after the First Amendment Effective Date, borrowings under the revolving credit facility bear interest at (1) the Eurodollar rate plus 3.00% to 3.875%, (2) the cost of funds rate plus 3.00% to 3.875%, or (3) the base rate plus 2.00% to 2.875%, each depending on the pricing level provided in the First Amendment, which in turn depends upon the Combined Total Leverage Ratio (as defined in the Credit Agreement).

Letter of Credit Commitment — The ceiling for the Outstanding Amount (as such term is defined in the Credit Agreement) of the L/C Obligations for Product Under Contract LCs (as such term is defined in the Credit Agreement) increased from $20 million to $40 million.

Financial Covenants —

(i)              The minimum Combined EBITDA (as defined in the First Amendment) as at the end of each fiscal quarter increased from not less than $50 million to not less than $75 million for the four consecutive fiscal quarters most recently ended.

(ii)          Prior to the First Amendment Effective Date, the Combined Senior Secured Leverage Ratio (as defined in the Credit Agreement) as at the end of any fiscal quarter shall not be greater than 2:50:1.00.  From and after the First Amendment Effective Date, the Combined Senior Secured Leverage Ratio (as defined in the First Amendment) as at the end of any fiscal quarter shall not be greater than (a) 3.25:1.00 as at the end of each fiscal quarter to occur prior to the Reduction Date (defined as the earlier of (i) such time when the Partnership receives proceeds of not less than $75 million from any equity issuance or the issuance of Senior Unsecured Notes or unsecured Subordinated Debt or (ii) June 30, 2011); and (b) 2.50:1.00 on the Reduction Date and for each fiscal quarter ending thereafter.

Capital Expenditures — The ceiling for Capital Expenditures (as defined in the Credit Agreement), in the aggregate, was increased from $20 million for any fiscal year to (a) $25 million for the fiscal year ending December 31, 2010; and (b) $30 million for any fiscal year ending December 31, 2011 and thereafter.

All other material terms remain the same as disclosed in the Partnership’s Current Report on Form 8-K filed on May 18, 2010.  The First Amendment is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.                              Financial Statements and Exhibits

(d)                                         Exhibit

10.1                                   First Amendment to Amended and Restated Credit Agreement, dated as of August 18, 2010, by and among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp., Chelsea Sandwich LLC, GLP Finance Corp. and Global Energy Marketing LLC as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association as Co-Documentation Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: August 24, 2010		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

First Amendment to Amended and Restated Credit Agreement, dated as of August 18, 2010, by and among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp., Chelsea Sandwich LLC, GLP Finance Corp. and Global Energy Marketing LLC as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association as Co-Documentation Agents